UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

CAN B CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120
Hicksville, NY 11801	11801
(Address of principal executive offices)	(Zip Code)

(516) 595-9544

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 14, 2024, the previously announced auction of assets of the hemp division of Can B Corp. (the “Company”) under Article 9 of the Uniform Commercial Code was completed. The auction resulted in proceeds of approximately $300,000 from the sale of certain equipment to multiple bidders, which has been applied to the Company’s obligations under Convertible Notes held by Arena Special Opportunities Partners I, L.P., Arena Special Opportunities Fund, LP and Arena Investors, L.P.

While the Company plans to continue its hemp operations and its Duramed Inc. medical device division for the foreseeable future, its primary focus will be on protecting and commercializing the cannabis patents recently acquired by its 67% owned subsidiary, Nascent Pharma, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2024

Can B Corp.

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	CEO